As filed with the Securities and Exchange Commission on May 1, 1998
                                      Registration No. 33---------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            ---------------------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                            ---------------------------
                            BORG-WARNER AUTOMOTIVE, INC.
               (Exact name of registrant as specified in the charter)
       Delaware                                        13-3404508
(State of Incorporation)                     (IRS Employer Identification No.)
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                      (Address of principal executive offices)
                         ----------------------------------
                              BORG-WARNER AUTOMOTIVE, INC.
                              1993 STOCK INCENTIVE PLAN
                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                            Borg-Warner Automotive, Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500
             (Name, address and telephone number of agent for service)

                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Titles of        Amount         Proposed maximum Proposed maxi-
securities       to be          offering price   mum aggregate  Amount of
to be registered registered     per share (1)    offering price registration fee
--------------------------------------------------------------------------------
Common Stock    1,000,000 shares $62.84375     $62,843,750      $18,538.90
($.01 par value)(2)
--------------------------------------------------------------------------------
(1) Computed pursuant to Rule 457 (c) and Rule 457 (h) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of such Common Stock on April 29, 1998 on the consolidated reporting system.

(2) Pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

The contents of Registration Statement No. 33-67824 on Form S-8 are incorporated herein by reference.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   EXHIBITS.

     (5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company.

     (23.1) Consent of Deloitte & Touche LLP.

     (23.2) Consent of Laurene H. Horiszny (included as part of Exhibit (5.1)).

     (24.1) Power of Attorney.


SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on May 1, 1998.

                                   BORG-WARNER AUTOMOTIVE, INC.


                                   By: /s/ JOHN F. FIEDLER
                                   --------------------------------------------
                                   JOHN F. FIEDLER
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on May 1, 1998.

SIGNATURE                TITLE

/s/ John F. Fiedler      Chairman of the Board and Chief Executive Officer
-----------------------
JOHN F. FIEDLER

/s/ Robin J. Adams       Vice President and Treasurer
------------------------ (Principal Financial Officer)
ROBIN J. ADAMS

/s/ William C. Cline     Vice President and Controller
------------------------ (Principal Accounting Officer)
WILLIAM C. CLINE

*                        Director
-------------------------
JOHN RAU
*                        Director
------------------------
ALEXIS P. MICHAS
*                        Director
------------------------
PAUL E. GLASKE
*                        Director
------------------------
JAMES J. KERLEY
*                        Director
------------------------
WILLIAM E. BUTLER
*                        Director
------------------------
IVAN W. GORR
*                        Director
------------------------
ANDREW F. BRIMMER
*                        Director
------------------------
JERE A. DRUMMOND

/s/JOHN F. FIEDLER       As attorney-in-fact for directors marked by an
-----------------------  asterisk.
JOHN F. FIEDLER

EXHIBIT INDEX

(5.1) Opinion of Laurene H. Horiszny, Vice President, General Counsel and Secretary of the Company.

(23.1) Consent of Deloitte & Touche LLP.

(23.2) Consent of Laurene H. Horiszny (included as part of Exhibit (5.1)).

(24.1) Power of Attorney.